BM TECHNOLOGIES, INC. 2020 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT GRANT NOTICE

BM Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Equity Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant the number of restricted stock units (“RSUs”) set forth below, each of which represents the right to receive one share of Common Stock without any payment for such Shares. This award is subject to all of the terms and conditions as set forth in this notice, in the corresponding Restricted Stock Unit Agreement and the Plan, which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Unit Agreement will have the same definitions as in the Plan or the Restricted Stock Unit Agreement. If there is any conflict between the terms in this notice, Exhibit A to this notice, the corresponding Restricted Stock Unit Agreement and the Plan, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit A, this notice, the corresponding Restricted Stock Unit Agreement, then the Plan.
Participant:    ###PARTICIPANT_NAME###
Date of Grant:    ###GRANT_DATE###
Vesting Commencement Date:    ###GRANT_DATE OR ALTERNATIVE_VEST_BASE_DATE###
Number of RSUs1:    ###TOTAL_AWARDS###
Type of Grant:    Restricted Stock Units
Vesting Schedule:    This award shall vest pursuant to the schedule set forth in Exhibit A, which is attached hereto and incorporated herein in its entirety.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the corresponding Restricted Stock Unit Agreement and the Plan. Participant acknowledges and agrees that this Restricted Stock Unit Grant Notice and the corresponding Restricted Stock Unit Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the corresponding Restricted Stock Unit Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this RSU award and supersede all prior oral and written agreements, promises and/or representations on that subject.
By accepting these RSUs, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

BM TECHNOLOGIES, INC., a Delaware corporation By: Print Name:	PARTICIPANT: Signature: Print Name: __________________________ Date:

Attachments: Restricted Stock Unit Agreement; BM Technologies, Inc. 2020 Equity Incentive Plan

1 Subject to adjustment in accordance with the terms of the Restricted Stock Unit Agreement and the Plan.

EXHIBIT A
VESTING SCHEDULE TO
BM TECHNOLOGIES, INC. 2020 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT GRANT NOTICE

The Participant’s RSUs will vest as follows:
Fifty (50) percent time-based RSUs, one-fourth of the award will become vested in full as of each of the first, second, third, and fourth anniversaries of the Vesting Commencement Date; in each case subject to Participant’s continued employment with the Company in good standing until such respective vesting date.
Notwithstanding the foregoing, upon termination of the employment of Participant for reason of Participant’s death or Disability, all outstanding time-based RSUs will automatically become vested in full.
The remaining fifty (50) percent performance-based RSUs (PBRSUs) are triggered by the below:
•At grant, BMTX establishes a performance goal under each metric in line with the Company’s three to five-year plan. Achievement of the goal under each metric would result in 50% of the shares earned based on:
◦90-trading day trailing average market capitalization of $76M, which represents a 100% increase in the current market cap and a 3-year CAGR of 26%*
◦Trailing 12-month Core EBITDA of $20.3M, which represents a 40% increase over fiscal year 2022 Core EBITDA, and a 3-year CAGR of 12%
PBRSU Performance Period and Vesting Schedule
•Performance will be evaluated at each quarter-end following the grant date
•Shares will be earned based on performance within the first three years; however, none will be paid out until at least the 3rd anniversary of the grant date
•Executive must still be employed by BMTX after three years to qualify for the payout
•The entire award can be earned as long as performance goals are met before the end of the 5th year, even if no goals are met in preceding years
Vesting in Connection with a Change of Control for Time-Based Award and Performance-Based Awards: In the event of a Change of Control, with respect to any Awards assumed by the Surviving Entity, the foregoing vesting schedules with respect to Time-Based Awards and Performance-Based Awards will remain in effect; provided, that, such outstanding Time-Based Awards and Performance-Based Awards shall automatically become fully vested in the event of (i) the involuntary termination of the Participant’s employment or service within the 24- month period beginning on the date of the Change of Control for any reason other than for Cause, or (ii) the occurrence, within the 24-month period beginning on the date of the Change of Control, of Good Reason for the voluntary termination of employment by the Participant, regardless of whether the Participant actually takes steps to voluntarily terminate employment. For these purposes, “Good Reason” shall mean, the occurrence of any of the following within the 12-month period beginning on the date of a Change of Control: (A) a material reduction in the Participant’s base salary or wage rate or target incentive opportunity; (B) the relocation of the Participant’s principal place of employment to a location more than fifty miles from the Grantee’s principal place of employment as of immediately prior to the Change of Control or to a location that increases the Participant’s commute by more than fifty miles; (C) a material adverse change in the Participant’s duties, responsibilities or status; or (D) Company’s failure to continue any significant compensation and benefit plans. In the event of a Change of Control, with respect to any Awards not assumed by the Surviving Entity, or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board, all outstanding Awards shall become immediately vested at or immediately prior to the consummation of the Change of Control.

*Illustrated baseline current market cap of $38M based on 20-day trading average as of 3/23/2023; actual market capitalization goal to base based on the 20-day trading average as of 3/31/2023

ATTACHMENT I RESTRICTED STOCK UNIT AGREEMENT

BM TECHNOLOGIES, INC. 2020 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT

Pursuant to Participant’s Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), BM Technologies, Inc., a Delaware corporation (the “Company”) has granted Participant the number of RSUs under its 2020 Equity Incentive Plan (the “Plan”) indicated in Participant’s Grant Notice, each of which represents the right to receive one share of Common Stock. The RSUs are granted to Participant effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit A to the Grant Notice, this Restricted Stock Unit Agreement and the Plan, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit A, the Grant Notice, this Restricted Stock Unit Agreement, then the Plan. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of the RSUs, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Vesting; Shareholder Rights. The RSUs will vest as provided in Participant’s Grant Notice. Vesting will cease upon the termination of Participant’s service with the Company except as may be provided otherwise in the Vesting Schedule in Exhibit A to Participant’s Grant Notice. Participant will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to any RSUs unless and until Participant has vested and the Company has issued and delivered Shares to Participant and Participant’s name shall have been entered as a stockholder of record on the books of the Company.
2.Dividends/Dividend Equivalent Rights.    Notwithstanding any payment by the Company to holders of shares of Common Stock of an ordinary cash dividend on shares of Common Stock, the Participant shall have no rights to receive any dividends or dividend equivalents with respect to the RSUs.
3.Adjustment to Number of RSUs. The number of RSUs are set forth in Participant’s Grant Notice will be adjusted in the event of changes in capital structure and similar events as provided Section 13 of the Plan.
4.Settlement. Subject to Section 5 and Section 9, each RSU will be settled by delivery to Participant of one Share as soon as practicable following the Settlement Date (but in no event later than two and one-half months after the applicable vesting date).
5.Compliance. The Company’s obligation to deliver Shares or otherwise make payment with respect to vested RSUs is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances as the Committee deems necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any RSUs that are paid or that terminate. The issuance of Common Shares is subject to compliance with all applicable laws and regulations and shall be subject to any applicable lockups and restrictions on resale.
6.Effect of Termination of Employment or Service. Except as may be provided otherwise in the Vesting Schedule in Exhibit A to Participant’s Grant Notice, the Participant’s RSUs shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Company or one of its Affiliates, regardless of the reason for the termination of the Participant’s employment or service with the Company or an Affiliate, whether with or without cause, voluntarily or involuntarily. If any unvested RSUs are terminated hereunder, such RSUs shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.
7.Transferability. Except as otherwise provided in the Plan, the RSUs are not assignable or transferable. Without limiting the generality of the foregoing, the RSUs may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the RSUs or any attempt to make any such levy of execution, attachment or other process will cause the RSUs to terminate immediately. The foregoing transfer restrictions shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.
8.RSUs not a Service Contract. The RSUs are not an employment or service contract, and nothing in the RSUs will be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue Participant’s employment or service. In addition, nothing in the RSUs will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that Participant might have as a member of the Company’s Board or a consultant for the Company or an Affiliate.
9.Withholding Obligations.
(a)At the time the RSUs vest, in whole or in part, and at any time thereafter as requested by the Company, Participant hereby agrees to make adequate provision for (including by means of a “same day sale” pursuant to a broker-assisted cashless program to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the vesting and settlement of the RSUs.
(b)In the event that Participant fails to make the adequate provisions contemplated by Section 9(a) above, then, subject to compliance with any applicable legal conditions or restrictions, the Company shall have the option in its sole discretion (but not the obligation) to withhold from fully vested Shares otherwise issuable to Participant upon the settlement of the RSUs a number of whole Shares having a Fair Market Value, determined by the Company as of the date of vesting or settlement as applicable, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the RSUs as a liability for financial accounting purposes).
(c)The Company assumes no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. Participant should consult with Participant’s personal tax advisor regarding the tax ramifications, if any, which result from receipt of the RSUs, the subsequent issuance, if any, of Shares on settlement of the RSUs, and subsequent disposition of any such Shares. Participant acknowledges that the Company may be required to withhold federal, state and/or local taxes in connection with the vesting and/or settlement of the RSUs. No RSUs will vest or be settled unless and until Participant has made the adequate provisions contemplated by Section 9(a) or the Company has exercised its option to withhold the necessary amount of Shares pursuant to Section 9(b) above. The

Company will have no obligation to issue a certificate for Shares in respect of the RSUs unless the obligations set forth in this Section 9 are satisfied.
(d)Notwithstanding the foregoing provisions of this Section 9, with respect to any Participant that is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, unless (i) otherwise determined by the Committee at any time after the Date of Grant or (ii) such Participant has previously notified the Chief Financial Officer of the Company (or his designee) that he or she will pay the amount of any applicable federal, state, local or foreign withholding taxes directly to the Company in cash, upon any payment of Shares in respect of the RSUs, the Company shall automatically reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of whole Shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company or any Affiliate with respect to such distribution of Shares at the applicable withholding rates. In the event that the Committee determines not to satisfy, or the Company cannot legally satisfy, such withholding obligations by such reduction of Shares, or in the event of a cash payment or any other withholding event in respect of the RSUs, the Company or any Affiliate shall be entitled to require a cash payment by or on behalf of such Participant and/or to deduct from other compensation payable to such Participant any sums required by federal, state, local or foreign tax law to be withheld with respect to such distribution or payment.
1.Section 409A; Tax Consequences. It is the Company’s intent that payments under this Restricted Stock Unit Agreement and Grant Notice shall be exempt from Code Section 409A to the extent applicable, and that this Restricted Stock Unit Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Restricted Stock Unit Agreement, Grant Notice or any employment agreement Participant has entered into with the Company, to the extent that any payment or benefit under this Restricted Stock Unit Agreement is determined by the Company to constitute “non- qualified deferred compensation” subject to Code Section 409A and is payable to Participant by reason of termination of Participant’s employment, then (a) such payment or benefit shall be made or provided to Participant only upon a “separation from service” as defined for purposes of Code Section 409A under applicable regulations and (b) if Participant is a “specified employee” (within the meaning of Code Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months and one day after the date of Participant’s separation from service (or earlier death). Each payment under this Restricted Stock Unit Agreement shall be treated as a separate payment under Code Section 409A. Participant hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Participant’s tax liabilities. Participant will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the RSUs or Participant’s other compensation.
2.Notices. Any notices provided for in the Restricted Stock Unit Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and these RSUs by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting these RSUs, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
3.Agreement Summaries. In the event that the Company provides Participant (or anyone acting on Participant’s behalf) with summary or other information concerning, including or otherwise relating to rights or benefits under this Agreement (including, without limitation, the RSUs and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit A, the Grant Notice, this Restricted Stock Unit Agreement and the Plan and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.
4.Clawback Policy. The RSUs are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the RSUs or any Shares or other cash or property received with respect to the RSUs (including any value received from a disposition of the Shares acquired upon payment of the Restricted Stock Units).
5.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
6.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
7.Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand- written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
8.Acknowledgements. Participant understands, acknowledges, agrees and hereby stipulates that: (a) Participant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the RSUs are intended to be consideration in exchange for the promises and covenants set forth in this Agreement; (c) Participant has carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement; (d) Participant has asked any questions needed for Participant to understand the terms, consequences and binding effect of this Agreement and Participant fully understands them; (e) Participant was provided an opportunity to seek the advice of an attorney and/or a tax professional of Participant’s choice before accepting this award of RSUs and (f) the obligations and restrictions set forth in this Agreement are fair and reasonable. In addition, Participant understands, acknowledges, agrees and hereby stipulates that (1) Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other award materials by and among the Company and its Affiliates for the purpose of implementing, administering and managing participation in the Plan; (2) Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan; (3) Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan; (4) Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan; (5) Participant understands that Participant is providing the consents herein on a purely voluntary basis; (6) if Participant does not consent, or if Participant later seeks to revoke consent, or instruct the Company to cease the processing of the Data, Participant’s employment status will not be adversely affected and the only adverse consequence of refusing or withdrawing Participant’s consent or instructing the Company to cease processing, is that the Company would not be able to grant Participant RSUs or any other equity awards or administer or maintain such awards; and (7) Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan.